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                                                                EXHIBIT 99.2


                             NEWBERRY BANCORP, INC.
                        EMPLOYEE STOCK OPTION AGREEMENT

           Agreement, dated as of December 15, 1995, between Newberry Bancorp, Inc., a Delaware corporation (the "Corporation"), and Mark Ouimet ("Optionee").

                             W I T N E S S E T H :

           1) Grant of Option. Pursuant to the provisions of the 1995 Stock Plan (the "Plan"), the Corporation hereby grants to Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation the number of shares of Common Stock of the Corporation ("Stock") set forth in Exhibit A hereto at the price per share set forth in Exhibit A, as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options") or as non-incentive stock options ("Other Options"), as set forth in Exhibit A (the Incentive Options and Other Options granted hereby being referred to together herein as the "Option" or the "Options").

           2) Terms and Conditions. The term of each respective Option shall be for the applicable period specified in Exhibit A. The Options shall be exercisable at any time in whole or in part and from time to time, subject to earlier termination as provided in Paragraphs 3 and 4 of this Agreement, from and after the applicable date(s) provided in Exhibit A. Unless otherwise provided in Exhibit A as to Other Options, the Option may not be exercised (a) as to fewer that 100 shares at any one time (or for the remaining shares then purchasable under the Option, if fewer than 100 shares), (b) prior to the expiration of the first six months after the date hereof, and (c) until fulfillment of the conditions precedent set forth in Paragraph 7 hereof. The holder of the Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been issued and delivered to him after the exercise of the Option.

           3) Termination of Employment. In the event that the employment of Optionee shall be terminated (otherwise than by reason of death), the Incentive Options shall be exercisable (to the extent that Optionee shall have been entitled to do so at the termination of his employment) at any time prior to the expiration of the period of sixty days after such termination, but not later than the earlier of 1. the applicable expiration date specified in Exhibit A and 2. the date which is ten years (five years in the case of an Incentive Option granted to a 10% Stockholder, as defined in the plan) after




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the date on which the Option shall have been granted, except as may be provided in Exhibit A with respect to Other Options. In the event that the employment of Optionee shall be terminated, the Other Options shall be exercisable (to the extent that Optionee shall have been entitled to do so at the termination of his employment, at any time prior to the applicable expiration date thereof specified in Exhibit A. Nothing in the Plan or in this Agreement shall confer upon Optionee any right to be continued in the employ of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate or otherwise modify the terms of Optionee's employment; provided, however, that a change in Optionee's duties or position shall not affect Optionee's Options so long as Optionee is still an employee of the Corporation or its subsidiaries.

           4) Death of Optionee. In the event of the death of Optionee, any unexercised portion of any of the Incentive Options shall be exercisable (to the extent that Optionee shall have been entitled to do so at the time of his death) at any time prior to the earlier of the specified expiration date of such Incentive Option or 180 days from the date of the Optionee's death, and any unexercised portion of the Other Options shall be exercisable prior to the applicable expiration date thereof specified in Exhibit A, and in each case only by such person or persons to whom Optionee's rights shall pass under Optionee's will or by the law of descent and distribution, except as may be provided in Exhibit A with respect to Other Options.

           5)    Non-Transferability of Options.   The Option shall not be
transferable otherwise than by will or the law of descent and distribution and shall be exercisable during the lifetime of Optionee only by the Optionee.

           6) Adjustments. In the event of changes in the outstanding stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares subject to the Option shall be correspondingly adjusted. The provisions of paragraph 13 of the Plan shall apply to all Options.

           7) Conditions Precedent To Grant of Option. Anything in this Agreement to the contrary notwithstanding, the effectiveness of the grant of all Options pursuant to this Agreement are in all respects subject to, and this Agreement and the Options granted under it shall be of no force or effect unless and until, and no Options granted hereunder shall in any way vest or become exercisable in any respect unless and until, approval of the Plan is obtained by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation present in person or by proxy and entitled to vote at a meeting of stockholders at which the plan is





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presented for approval, in form and substance satisfactory to counsel for the
Company. In the event that such stockholder approval as aforesaid has not been received by the first anniversary of the date of adoption of the Plan by the Board of Directors of the Corporation, then in such event this Agreement and all Options granted under this Agreement shall be null and void, and upon the occurrence of such approval, this Agreement and the Options shall become effective as of the date of the grant of the Options.

           8) Conditions Precedent To Exercise of Option. In the event that the exercise of any of the Options or the issuance and delivery of the shares hereunder shall be subject to, or shall require, any prior exchange listing, prior stockholder approval, or other prior condition or act, pursuant to the applicable laws, regulations or policies of any stock exchange, federal or local government or its agencies or representatives, then no Option shall be deemed to be exercisable under this Agreement until such condition is satisfied. The Corporation shall not be liable in any manner to Optionee or any other party for any failure or delay by the Corporation on its part to fulfill any such condition.

           9) Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Corporation, at its office at 209 East Portage Avenue, Sault Ste Marie, Michigan 49783. Such notice shall 1. identify the Option to which it applies (i.e., Incentive Option and/or Other Option), 2. state the election to exercise the Option, 3. designate the number of shares in respect of which the Option is being exercised, and 4. be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price for such shares. The Corporation shall deliver to Optionee, at such address as is provided in the notice, a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Payment of such purchase price shall be made (a) in United States dollars in cash or by certified or official bank check payable to the order of the Corporation. Subject to the limitations hereinafter set forth, if Optionee requests, the Corporation shall either lend to Optionee or arrange for a loan to Optionee of the funds necessary to cover the portion of the purchase price of the shares for which any Option is exercised in excess of the aggregate par value of such shares. Such loan shall be evidenced by a personal recourse note of Optionee to the lender, shall have a term of three years and a monthly amortization schedule of 15 years, provided that, at the option of Optionee, interest accruing on such loan shall not be due until the earlier of the maturity date thereof or December 31, 2000. Each such note shall otherwise be in form and substance reasonably required by the Corporation, and the indebtedness and obligations evidenced thereby shall be secured by a pledge of and security interest in the shares purchased with the proceeds thereof pursuant to a security agreement in form and substance reasonably required by the





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Corporation.  The right to obtain loans as provided in the preceding provisions of this paragraph 9 shall terminate if Optionee shall cease to be an employee of the Corporation's University Bank subsidiary for any reason unless such termination of employment is a termination by the employer for the cause set forth in clause (e) of paragraph 4 of Optionee's Employment Agreement (as hereinafter defined), or a termination by Optionee due to a material reduction of the responsibilities of Optionee under his Employment Agreement without Optionee's express written consent. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be issued in the name of the person so exercising the Option (or, if the Option shall be exercised by Optionee and if Optionee shall so request in the notice exercising the Option, the certificate shall be issued in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Paragraph 4 hereof, by any person other than Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. At the election of the Corporation, such certificate may bear such legends regarding the limited transferability of the shares under applicable securities laws as counsel for the Corporation may require. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non assessable.

                 10) Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the Option granted hereunder. The Corporation may further require notification from Optionee upon any disposition of Stock acquired pursuant to the exercise of the Option.

                 11) Fair Market Value of Stock. If the Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date in question and shall mean 1. the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange;or 2. the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange; or 3. the closing bid price last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market List. However, if the Stock is not publicly traded at the time in question, "fair market value" shall be deemed to be the fair value of the Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Stock in private




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transactions negotiated at arm's length.

                 12) Employment Agreement. It is expressly acknowledged and agreed that the Options granted and provided for by this Agreement constitute all of the options to purchase shares of capital stock of the Corporation provided for and/or required to be granted pursuant to the Employment Agreement, dated October 30, 1995, as amended, between University Bank, Optionee, and the Corporation (the "Employment Agreement"), and that the provisions of this Agreement shall supersede the provisions of the Employment Agreement with respect thereto. This Agreement shall not, however, affect the obligation to Optionee as to the availability of substitute stock options in accordance with the terms of the Employment Agreement if the conditions specified in Section 7 above are not satisfied.

                 13) Terms of Plan Control. The Option granted hereunder is granted pursuant to the provisions of the Plan, the receipt of a copy of which Optionee hereby acknowledges. Nothing contained in this Agreement shall in any way be deemed to alter or modify the provisions of the Plan and no act of the Corporation or its directors, officers or employees shall be deemed to be a waiver or modification of any provision of the Plan. The provisions of the Plan shall in all respects govern the Option. The Committee shall have authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan and this Agreement; to prescribe, amend and rescind rules and regulations relating to the Plan, the Option and this Agreement; and to make all other determinations deemed necessary or advisable for the administration of the Plan, the Option and this Agreement. The Committee's determination on the foregoing matters shall be conclusive.

                 14) Counterparts. This Agreement may be executed in counterparts.




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                 IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its Officer and Optionee as of the day and year first above written.

                                              NEWBERRY BANCORP, INC.



                                              BY: /s/ Stephen L. Ranzini
                                                  ---------------------------
                                                  President




/s/ Mark Ouimet             (L.S.)
---------------------------
Mark Ouimet, Optionee





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                                   Exhibit A

Incentive Options (Total Shares: 100,000) as follows:

           (a)   20,000 shares of Common Stock:

                 (i) Exercisable immediately (subject to satisfaction of the conditions set forth in Section 7 of the Employee Stock Option Agreement).

                 (ii)    Latest expiration date: December 31, 1997.

                 (iii)   Purchase price per share: $4.50

           (b)   20,000 shares of Common Stock:

                 (i) Exercisable on or after January 10, 1997 (subject to satisfaction of the conditions set forth in Section 7 of the Employee Stock Option Agreement).

                 (ii)    Latest expiration date: December 31, 1997.

                 (iii)   Purchase price per share: $4.50

           (c)   20,000 shares of Common Stock:

                 (i) Exercisable on or after January 10, 1998 (subject to satisfaction of the conditions set forth in Section 7 of the Employee Stock Option Agreement).

                 (ii)    Latest expiration date: September 30, 2000

                 (iii)   Purchase price per share: $4.50

           (d)   20,000 shares of Common Stock:

                 (i) Exercisable on or after January 10, 1999 (subject to satisfaction of the conditions set forth in Section 7 of the Employee Stock Option Agreement).

                 (ii)    Latest expiration date: September 30, 2000

                 (iii)   Purchase price per share: $4.50





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           (e)   20,000 shares of Common Stock:

                 (i) Exercisable on or after January 10, 2000 (subject to satisfaction of the conditions set forth in Section 7 of the Employee Stock Option Agreement).

                 (ii)    Latest Expiration Date: September 30, 2000

                 (iii) Purchase price per share: $4.50

Other Options :

           (a)   80,000 shares of Common Stock:

                 (i) Exercisable immediately (subject to satisfaction of the conditions set forth in Section 7 of the Employee Stock Option Agreement)

                 (ii)    Expiration date: December 31, 1997

                 (iii)   Purchase price: $4.50




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